UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 13, 2020

Idera Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31918 (Commission File Number)	04-3072298 (I.R.S. Employer Identification No.)

505 Eagleview Blvd., Suite 212
Exton, Pennsylvania	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 348-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b)).

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IDRA	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 13, 2020, Idera Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with entities controlled by Pillar Invest Corporation identified therein (each a “Purchaser” and together the “Purchasers”), providing for a private placement transaction (the “Transaction”) exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to which the Company has issued and sold, for $5.1 million of aggregate consideration (the “First Closing”), (i) 749,993 shares (the “Shares”) of the Company’s common stock, par value 0.001 (the "Common Stock"), (ii) pre-funded warrants (the “First Pre-Funded Warrants”) to purchase up to 2,014,234 shares of Common Stock, at an exercise price of $0.01 per share, in lieu of certain Shares to the extent that purchasing such Shares will cause the Purchasers to beneficially own in excess of 19.99% of the total number of shares of Common Stock outstanding post transaction, and (iii) warrants (the “First Closing Common Warrants”) exercisable for 2,764,227 shares of Common Stock, at an exercise price of $2.58 per share. Each Share (or First Pre-Funded Warrant) and the associated First Closing Common Warrant had a combined purchase price of 1.845 ($1.72 per share of Common Stock of First Pre-Funded Warrant plus $0.125 per First Closing Common Warrant).

Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue and sell to the Purchasers, for $5.1 million of aggregate consideration (the “Second Closing”), (i) pre-funded warrants to purchase up to 784,615 shares of Common Stock (the “Second Pre-Funded Warrants” and, together with the First Pre-Funded Warrants (the “Pre-Funded Warrants”), at an exercise price of $0.01 per share, and (ii) warrants to purchase up to 274,615 shares of Common Stock (the “Second Closing Common Warrants” and, together with the First Closing Common Warrants, the “Common Warrants”), at an exercise price of $9.75 per share. Each Pre-Funded Warrant and the 0.35 associated Second Closing Common Warrant will have a combined purchase price of $6.50 ($6.45625 per Pre-Funded Warrant plus $0.04375 per 0.35 of a Second Closing Common Warrant). The Second Closing will occur on or before the tenth Business Day following the ORR Data Announcement (as defined in the Securities Purchase Agreement) and will be held on or before the fifth day following delivery of written notice by the Purchasers to the Company.

The Warrants issuable pursuant to the Securities Purchase Agreement are exercisable at any time or times, provided that the Purchasers will be prohibited, subject to certain exceptions, from exercising a Warrant for shares of Common Stock to the extent that immediately prior to or after giving effect to such exercise, the Purchasers, together with their affiliates and other attribution parties, would own more than 19.99% of the total number of shares of Common Stock then issued and outstanding, which percentage may be changed at the holder’s election to a lower percentage at any time or to a higher percentage not to exceed 19.99% upon 61 days’ notice to the Company. The Pre-Funded Warrants do not have an expiration date. The Common Warrants will expire three years from the date of issuance.

The securities issued and sold in connection with the Transaction are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act. Each Purchaser is either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

In addition, concurrently with the execution of the Securities Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchasers, pursuant to which the Company agreed, following demand by the Purchasers to file with the Securities and Exchange Commission a Registration Statement on Form S-3 covering the resale of all of the Registrable Securities as promptly as reasonably practicable following such demand, and in any event within 60 days of such demand.

The foregoing descriptions of the Securities Purchase Agreement, Registration Rights Agreement, and the form of the Pre-Funded Warrant and the Common Warrant do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, filed herewith as Exhibits 10.1, 4.3, 4.1 and 4.2 and are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02.

Item 8.01.	Other Events.

On July 15, 2020, the Company issued a press release announcing its entry into the Securities Purchase Agreement. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Common Warrant.

4.3	Registration Rights Agreement, dated July 13, 2020, by and among Idera Pharmaceuticals, Inc. and Pillar Partners Foundation, L.P.

10.1	Securities Purchase Agreement, dated July 13, 2020, by and among Idera Pharmaceuticals, Inc. and Pillar Partners Foundation, L.P.

99.1	Press Release of the Company, dated July 15, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IDERA PHARMACEUTICALS, INC.

Dated: July 15, 2020	By:	/s/ Bryant D. Lim
Bryant D. Lim Senior V.P., General Counsel